Exhibit 99.2

LiveXLive Media to Announce First Quarter 2018 Financial Results on August 14, 2018

WEST HOLLYWOOD, CA (August 13, 2018) -- LiveXLive Media, Inc. (NASDAQ: LIVX), a global digital media company focused on live entertainment, plans to announce its operating and financial results for the three months ended June 30, 2018 after the close of the U.S. financial markets on Tuesday, August 14, 2018.

LiveXLive Media’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 2 p.m. Pacific time / 5 p.m. Eastern time on Tuesday, August 14, 2018.

Conference Call & Webcast Information

WHEN: Tuesday, August 14 at 2 p.m. Pacific time / 5 p.m. Eastern time

DOMESTIC DIAL-IN: 888-317-6016

INTERNATIONAL DIAL-IN: 412-317-6016

For those unable to participate in the live conference call or webcast, a replay will be available until September 14, 2018. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10123293. An archived webcast of the conference call can be accessed for a period of time on the Investor Relations section of LiveXLive Media’s website at http://ir.livexlive.com/upcoming-events.

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About LiveXLive Media, Inc.

LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music streaming platforms; Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861

Chris Tyson

MZ North America

chris.tyson@mzgroup.us

(949) 491-8235